UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 16, 2019 (May 15, 2019)
______________________

ALIGN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32259	94-3267295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2820 Orchard Parkway
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 470-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.07. Submission of Matters to a Vote of Security Holders

Align Technology, Inc. (the "Company") held its 2019 Annual Meeting of Stockholders on May 15, 2019 (the "Annual Meeting"). At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below. For more information about these proposals, see the Company's proxy statement dated April 5, 2019, the relevant portions of which are incorporated herein by reference.

Proposal 1

Proposal to elect the ten directors named below to serve as directors until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

Director Nominee	Votes For	Against	Abstain	Non-Votes
Kevin J. Dallas	62,074,589	69,995	1,083,759	6,641,462
Joseph M. Hogan	61,679,835	466,769	1,081,738	6,641,463
Joseph Lacob	58,639,795	3,506,216	1,082,333	6,641,461
C. Raymond Larkin, Jr.	60,139,392	2,006,712	1,082,240	6,641,461
George J. Morrow	52,735,756	9,409,771	1,082,818	6,641,460
Thomas M. Prescott	60,237,545	1,908,810	1,081,989	6,641,461
Andrea L. Saia	55,593,125	6,554,161	1,081,059	6,641,460
Greg J. Santora	53,435,607	8,710,235	1,082,502	6,641,461
Susan E. Siegel	62,047,696	100,243	1,080,405	6,641,461
Warren S. Thaler	59,937,680	2,208,629	1,082,034	6,641,462

Proposal 2

Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2019.

For	65,260,682
Against	2,868,772
Abstain	1,740,351

Proposal 3

Proposal to conduct an advisory (non-binding) vote to approve the compensation of the Company's named executive officers.

For	26,857,131
Against	33,279,689
Abstain	3,091,523
Non Votes	6,641,462

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 16, 2019	ALIGN TECHNOLOGY, INC.

By: /s/ Roger E. George
Roger E. George
Sr. Vice President, Chief Legal and Regulatory Officer